SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  July 21, 1999


                              COHOES BANCORP, INC.
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             (Exact name of Registrant as specified in its Charter)



    Delaware                        000-25027                  14-1807865
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 (State or other               (Commission File No.)    (IRS Identification No.)
jurisdiction of incorporation)



 75 Remsen Street, Cohoes, New York                                  12047
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(Address of principal executive offices)                           (Zip Code)



       Registrant's telephone number, including area code: (518)233-6500
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                                       N/A

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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On July 21, 1999, the Registrant issued the attached press release.

Items 7.  Financial Statements and Exhibits

         (a)   Exhibit

                99 -- Press release, dated July 21, 1999

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        COHOES BANCORP, INC.




Date: July 21, 1999                    By:/s/ Richard A. Ahl
     ------------------                   ---------------------
                                          Richard A. Ahl, Executive Vice
                                          President and Chief Financial Officer

                                                                      EXHIBIT 99



                         COHOES BANCORP, INC. ANNOUNCES
                     FOURTH QUARTER AND FISCAL 1999 RESULTS
                             AND ANNUAL MEETING DATE


Cohoes, New York, July 21, 1999 - Cohoes Bancorp, Inc. (NASDAQ: COHB), parent company of Cohoes Savings Bank, today announced net income of $1.7 million or $.19 per share for the Company?s fourth quarter ended June 30, 1999 as compared to $615,000 for the fourth quarter of 1998. Net income for the fiscal year ended June 30, 1999 was $2.4 million ($5.4 million operating income) as compared to $4.1 million for the same period in 1998. The fiscal year earnings were negatively affected by a non-recurring expense of $2.1 million ($1.3 million after-tax) resulting from the terminated merger transaction and a $2.8 million ($1.7 million after-tax) contribution to the Cohoes Savings Foundation, Inc. made in conjunction with Cohoes Savings Bank?s mutual to stock conversion (the ?Conversion?). The Conversion was completed on December 31, 1998 with the issuance of 9,535,225 common shares including 277,725 shares issued to the foundation. The Company also announced that the annual meeting of shareholders will be held on October 26, 1999 at 10:00 a.m. at The Century House.

Net interest income for the quarter ended June 30, 1999 was $6.4 million as compared to $4.9 million for the same quarter of 1998. Net interest income for the fiscal year ended June 30, 1999 was $22.7 million as compared to $19.2 million for the fiscal year ended June 30, 1998. The increases are primarily attributable to an increase in average earning assets partially offset by a decrease in interest rate spread.

Noninterest expense increased $303,000 to $4.0 million for the quarter ended June 30, 1999 from $3.7 million for the same period of 1998. Noninterest expense for the fiscal year ended June 30, 1999 was $20.4 million, an increase of $6.6 million from the $13.8 million for the fiscal year ended June 30, 1998. The increase in noninterest expense for the fiscal year ended June 30, 1999 was primarily attributable to the non-recurring charges mentioned above.

                                    - MORE -
                                   Page 1 of 3

Total assets of the Company were $650.5 million at June 30, 1999 compared to total assets of $535.7 million at June 30, 1998. The increase is primarily attributable to the proceeds received in the Conversion completed on December 31, 1998. Deposits decreased $3.4 million to $446.1 million at June 30, 1999 from $449.5 at June 30, 1998. The decrease is largely a result of the withdrawal of deposits to purchase stock in the Conversion.

Nonperforming loans decreased $656,000 from $5.6 million at June 30, 1998 to $5.0 million at June 30, 1999.

Stockholders' equity at June 30, 1999 was $139.4 million, which represents a book value per share of $14.62.

Cohoes Bancorp, Inc. is headquartered at 75 Remsen Street, Cohoes, New York. Cohoes Savings Bank, wholly owned subsidiary of the Company, provides full service banking from its headquarters and 18 branch offices in Albany, Schenectady, Rensselaer, Saratoga, Greene and Warren Counties in upstate New York.



                                    - MORE -
                                   Page 2 of 3

                              COHOES BANCORP, INC.
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION


                                                       June 30,        June 30,
                                                         1999            1998
                                                      -----------    -----------
                                                            (In Thousands)

 Selected Financial Condition Information:

 Total assets                                          $650,470         $535,716
 Cash and cash equivalents                               11,114           14,229
 Net loans receivable                                   521,005          412,759
 Investment securities                                   54,455           45,424
 Securities available-for-sale                           44,742           48,720
 Due to depositors                                      446,123          449,541
 Borrowings                                              49,045           19,897
 Stockholders' equity                                   139,430           53,282
 Other real estate owned                                    724              509
 Nonperforming loans                                      4,993            5,649

 Selected Operating Data:
                                                      (Unaudited)
                                        Three Months Ended    Fiscal Year Ended
                                              June 30,              June 30,
                                        ------------------    -----------------
                                           1999    1998         1999       1998
                                        --------  --------    --------  -------
                                                     (In Thousands)
                                                (Except Per Share Data)

 Total interest income                 $11,209    $9,965      $43,038    $38,423
 Total interest expense                  4,803     5,056       20,334     19,262

 Net interest income                     6,406     4,909       22,704     19,161
 Provision for loan losses                 450       820        1,235      1,400

 Net interest income after
    provision for loan losses            5,956     4,089       21,469     17,761

 Noninterest income                        740       632        2,916      2,743
 Noninterest expense                     4,038     3,735       20,443     13,767


 Income before income tax expense        2,658       986        3,942      6,737
 Income tax expense                        992       371        1,511      2,650

 Net income                            $ 1,666   $   615      $ 2,431    $ 4,087

 Earnings per share since conversion     $0.19      N/A         $0.37       N/A


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